Combination of BlackRock & Merrill Lynch Investment Managers

Investor Presentation
February 2006

BLACKROCK

Forward-Looking Statement

This presentation, and other statements that BlackRock may make, including statements about the benefits of the transaction with Merrill Lynch, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock's future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock's Securities and Exchange Commission (SEC) reports and those identified elsewhere in this presentation, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock's advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; and (15) the ability of BlackRock to consummate the transaction with Merrill Lynch and realize the benefits of such transaction.

BlackRock's Annual Reports on Form 10-K and BlackRock's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on BlackRock's website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this presentation.

Overview

BlackRock and Merrill Lynch Investment Managers (MLIM) to combine, forming a leading global investment management firm

- Largest publicly traded asset manager*
- Strong corporate governance, including majority of independent directors on the Board
- Ongoing strategic partnership with Merrill Lynch
- Continuing partnerships with PNC, MetLife and Nomura

* On the basis of pro forma combined assets under management

BlackRock

Highlights of the Combined Platform

Top ten investment manager worldwide with approximately $1 trillion of assets under management

Diversified product mix, including broad investment and risk management offerings

- Largest active fixed income manager
- 13th largest equity manager
- 4th largest broker-distributed U.S. fund family

Premier global clientele, with enhanced ability to serve individual and institutional clients throughout the world

Strategic Rationale

New BlackRock will be exceptionally well-positioned to serve individual and institutional investors worldwide

- Quality and breadth of products
- Expanded global presence
- Operating scale and leverage
- Depth of talent pool and consistent culture

BLACKROCK

Quality and Breadth of Products

- Well-diversified product mix across asset classes
- Competitive performance across institutional products
- More than 82 funds with Overall Morningstar Ratings of 4 or 5 stars*

$992 Billion AUM by Asset Class



Fixed Income 43%
Alternatives 4%
Equity 32%
Liquidity 21%

* The ratings are based on historical risk-adjusted performance, and the overall rating is derived from a weighted average of the fund's 3-, 5-, and 10-year *Morningstar* Rating metrics

Expanded Global Presence

- Clients in 50 countries
- Over one-third of employees based outside the U.S.
- Investment centers in the U.S., U.K., Japan and Australia
- Extensive non-U.S. fund offerings and distribution network

$992 Billion AUM by Client Geography


Pac
8%
EMEA
18%
Americas
74%

BLACKROCK

Operating Scale & Leverage

- Over $280 bil of assets in U.S. mutual funds
- Operating leverage through BlackRock Solutions
- Scale to support ongoing reinvestment in the business

$123 Bil Long-Term Mutual Fund AUM


Int'l Equity
17%
Global FI
19%
US Equity &
Balanced
34%
Closed-End
30%

BlackRock

Robust Talent Pool & Consistent Culture

Over 4,500 employees worldwide

Shared values: teamwork, excellence, integrity

Culture defined by singular focus on:

- Investment process and performance
- Consultative client relationships

Deep Management Team

Marries functional and regional business models, accelerating evolution to a truly global business

Capitalizes on experience and expertise of both teams

- Rob Kapito remains Head of Portfolio Management
- Keith Anderson continues as Global Fixed Income CIO
- Bob Doll to be Global Equity CIO and Chairman of the Private Client Operating Committee
- Rob Fairbairn to serve as Chairman of EMEA/Pac
- Additional detail pending

Integration Steering Committee, co-chaired by Ralph Schlosstein and Bob Doll, charged with ensuring a seamless transition for clients

Transaction Summary

Consideration

Class A Common Stock:	52.4 million shares (45% voting interest)
Participating Preferred:	12.6 million non-voting share equivalents

Pro Forma Ownership	Fully-Diluted	Basic
Merrill:	49%*	50%
PNC:	34%	35%
Public & Employees:	17%	15%

Estimated Merger Charge:	$200 million
Expected Closing:	September 30, 2006
Approvals:	BlackRock shareholders and customary regulatory approvals

* Expected to increase to 49.8% within one year

Summary of Key Terms

Board Composition:	9 independent, 4 management, 2 Merrill, 2 PNC; fully independent Audit, Nominating and Compensation Committees
Governance	
Supermajority:	Certain significant matters require approval of 70% of all directors or 100% of independent directors
Veto Rights:	In first 5 years, Merrill & PNC with respect to sale of BlackRock; after 5 years, Merrill with respect to sale of BlackRock to certain parties; significant dispositions, bank regulatory-related issues
Change in Control of Merrill/PNC:	Veto on sale of new BlackRock and significant dispositions cease
Other:	Merrill and PNC to vote shares as recommended by Board on all matters, including directors, subject to supermajority requirements

Summary of Key Terms

Standstill	Until later of 5 years or ownership falls below 20%:
Merrill:	49.8% fully diluted and 49.8% voting interest
PNC:	35% voting interest
Repurchases:	Participate in repurchases pro rata to abide by standstill (for this purpose only, PNC cap at 40%)
Top-Up Rights:	Subject to standstill and excluding stock issued under compensation plans and 10% increase in public float
Lock-Up	
Merrill:	Must hold for 3 years; thereafter, subject to restrictions on amount transferred quarterly and on transfers to a single owner
PNC:	Immediately transferable subject to restrictions on transfers to a single owner

Summary of Key Terms

Change in Control	Upon Change in Control within first 5 years:
Merrill:	Must sell down to 24.9% or convert all to non-voting
PNC:	If independent directors determine harmful to new BlackRock, must sell down fully
Term:	Stockholders Agreements to terminate on the later of 5 years or when ownership falls below 20%
Global Distribution Agreement:	Merrill and new BlackRock to maintain strategic relationship to serve common clients, to support existing products, and to offer new products

Valuation Summary

	BlackRock	Combined
Basic Market Cap:	$9.3 bil	$18.8 bil
2005 Revenue:	$1.2 bil	$2.9 bil
2005 Net Income, as adjusted:	$270 mil	$667 mil
12/31/05 AUM:	$453 bil	$992 bil
Fully-Diluted Economic Ownership		
Merrill:	0%	49%*
PNC:	64%	34%
Public & Employees:	36%	17%

* Expected to increase to 49.8% within one year

Key Assumptions

2006 Forecasts:	<u>BlackRock</u>	<u>MLIM</u>
	I/B/E/S mean of $4.84 per share, as adjusted	$476 mil based on BlackRock estimates
Synergies:	$140 million fully-phased in, $70 million year 1	
Merger-Related Charges:	$200 million, including retention and comp-related, technology, occupancy and other	
Intangibles:	$861 mil total identifiable finite life intangibles ($109 mil annual pre-tax expense, $100 mil of which is incremental)	
GAAP Tax Rate:	Combined GAAP tax rate of 40% due to state and local deconsolidation ($50 mil impact on combined 2006 earnings)	
Balance Sheet:	Balance sheet cash earning 3.0% after-tax Dividends on preferred treated as common and shares included in fully-diluted share count	

Pro Forma Impact

2006E Run Rate EPS Accretion[1]				
	BLK I/B/E/S	None	Midpoint	Full[2]
Pro Forma EPS:				
As adjusted[3]	$4.84	$5.38	$5.70	$6.02
% Accretion / Dilution		11.1%	18%	24.3%
Cash[3][4]	$4.92	$5.92	$6.24	$6.56
% Accretion / Dilution		20.4%	27%	33.4%

(1) Based on 12/31/05 close
(2) Assumes pre-tax synergies of $70 million (midpoint) and $140 million (full) plus other accounting related adjustments
(3) BlackRock based on IBES 2006 mean estimate; pro-forma numbers include projected MLIM results
(4) Reflects Pro Forma EPS: as adjusted, plus amortization of intangible assets ($.46/share)

Appendix

2005 Combined Income Statement (GAAP)
($ millions)

	BlackRock	MLIM[1]	Combined
Management fees	$850	$1,521	$2,371
Performance fees	168	70	238
12b-1 fees	11	107	118
Other	162	14	176
Total Revenue	1,191	1,712	2,903
Compensation and benefits	596	610	1,206
Fund Administration & Servicing	43	86	129
General and administration	195	292	487
Goodwill amortization	8	4	12
12b-1 amortization	9	102	111
Total expense	851	1,094	1,945
Operating Income	340	618	958
Non-operating income	35	21	56
Income before income taxes and minority interest	375	639	1,014
Income tax	138	214	352
Income before minority interest	237	425	662
Minority interest	3	29	32
Net Income	**$234** [2]	**$396**	**$630**

(1) Pro Forma presentation of MLIM financials
(2) Net income as adjusted equals $270 million

BlackRock

Appendix

2005 Combined Balance Sheet ($ millions)	BlackRock	MLIM[1]	Combined
Cash and cash equivalents	$484	$214	$698
Accounts receivable	340	515	855
Investments	299	1,231	1,530
Intangible assets (net)	484	4,424	4,908
Insurance separate account assets	0	4,302	4,302
Other assets	241	76	317
Total assets	$1,848	$10,762	$12,610
Accrued compensation	523	35	558
Long-term borrowings	254	0	254
Insurance separate account liabilities	0	4,302	4,302
Other liabilities	139	928	1,067
Total Liabilities	916	5,265	6,181
Minority interest	10	166	176
Stockholders' equity	922	5,331	6,253
Total Liabilities and stockholders' equity	$1,848	$10,762	$12,610

(1) Pro Forma presentation of MLIM financials

NYSE: BLK

MORNINGSTAR DISCLOSURE

Source of data on page 5: Morningstar, Inc. Past performance is no guarantee of future results. For each fund with at least a 3-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock intends to file with the Securities and Exchange Commission a Registration Statement on Form S-4, which will contain a proxy statement/prospectus in connection with the proposed transaction. The proxy statement/prospectus will be mailed to the stockholders of BlackRock. STOCKHOLDERS OF BLACKROCK ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement/prospectus (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by contacting our Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

PARTICIPANTS IN THE SOLICITATION

BlackRock and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include BlackRock's executive officers and directors. Further information regarding persons who may be deemed participants will be available in BlackRock's proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the transaction.